Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Fluidigm Corporation

South San Francisco, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 7, 2013, relating to the consolidated financial statements of DVS Sciences, Inc. as of December 31, 2012 and 2011 and for the years then ended, appearing in Fluidigm Corporation’s Current Report on Form 8-K filed on January 29, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, CA

January 29, 2014